As filed with the Securities and Exchange Commission on February 18, 1997
                                          Registration Statement No. 33-82244
-----------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                       POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                         DEAN WITTER, DISCOVER & CO.
            (Exact name of registrant as specified in its charter)


               Delaware                            36-3145972
               --------                            ----------
   (State or other jurisdiction of        (IRS Employer Identification
    incorporation or organization)                  Number)

                            Two World Trade Center
                          New York, New York  10048
                          -------------------------
        (Address of principal executive offices, including zip codes)

         DEAN WITTER REYNOLDS INC.  BRANCH MANAGER COMPENSATION PLAN
                           (Full title of the plan)

                            Christine A. Edwards
                 Executive Vice President and General Counsel
                         Dean Witter, Discover & Co.
                            Two World Trade Center
                                  66th Floor
                          New York, New York  10048
                                (212) 392-2222
          (Name, address and telephone number of agent for service)
                         ___________________________

                       Calculation of Registration Fee

Title of Securities        Amount to be Registered   Proposed Maximum Offering  Proposed Maximum           Amount of
to be Registered                                     Price Per Share            Aggregate Offering Price   Registration Fee
-------------------        -----------------------   -------------------------  ------------------------   ----------------
Common Stock, par value    807,448                   N/A                        N/A                        N/A
$.01 per share(1)

Rights to Purchase Series  one-half Right per share  N/A                        N/A                        N/A
A Junior Participating     of Common Stock
Preferred Stock (2)

(1) This Registration Statement is hereby amended to adjust the number of shares of Common Stock for the two-for-one stock split payable as of January 14, 1997 to shareholders of record at the close of business on December 26, 1996 (the "Stock Split"). As a result of the Stock Split, this Registration Statement covers 807,448 shares of Common Stock, of which 614,896 shares of Common Stock remain available for issuance under the Dean Witter Reynolds Inc. Branch Manager Compensation Plan. The Registration Fee for the shares of Common Stock was paid on the initial filing of the Registration Statement.
(2) The Rights to Purchase Series A Junior Participating Preferred Stock are attached to and trade with shares of the Common Stock. Value attributable to such Rights, if any, is reflected in the market price of the shares of Common Stock. As a result of the Stock Split, each share of Common Stock has attached thereto one-half Right.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     The Registrant hereby incorporates the following documents herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

(c) The Registrant's Current Reports on Form 8-K dated January 4, 1996, January 8, 1996, January 23, 1996, April 18, 1996, July 18, 1996, October 23,
1996, January 22, 1997, February 12, 1997 and February 14, 1997.

(d) The description of the Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the Commission pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 15, 1993, as amended by the description contained in the Registrant's Forms 8 dated February 11, February 21 and February 22, 1993.

(e) The description of the Registrant's Shareholder Rights Plan contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on April 26, 1995, as amended by the Form 8-A/A dated May 4, 1995.

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15 of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not required.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         No material interests.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 102 of the General Corporation Law of the State of Delaware (the "GCL") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation, as amended, contains a provision which eliminates directors' personal liability as set forth above.

     The Registrant's Amended and Restated Certificate of Incorporation, as amended, and the Registrant's Amended and Restated By-Laws provide in effect that the Registrant shall indemnify its directors and officers, and may indemnify its employees, to the extent permitted by Section 145 of the GCL.
Section 145 of the GCL provides that a Delaware corporation has the power to indemnify its directors, officers and employees in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer or employee, or former director or officer or employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer or employee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer or employee had no cause to believe that his or her conduct was unlawful.

     Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer or employee, or former director or officer or employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys fees) actually and reasonably incurred with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer or employee of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     The Registrant has in effect insurance policies in the amount of $75 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of the Registrant's directors and officers in certain instances where by law they may not be indemnified by the Registrant.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

4.1  Dean Witter Reynolds Inc. Branch Manager Compensation Plan.*
4.2 Rights Agreement, dated as of April 25, 1995, between Dean Witter, Discover & Co. and Chemical Bank, as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate, incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 26, 1995.
5.1  Opinion of Brown & Wood LLP.*
5.2  Additional Opinion of Brown & Wood LLP.
15.1 Letter of awareness from Deloitte & Touche LLP concerning unaudited interim financial information.
23.1 Consent of Deloitte & Touche LLP as to financial statements of the Registrant for the year ended December 31, 1995.
23.2 Consent of Brown & Wood LLP (included as part of Exhibit 5.1).*
23.3 Consent of Brown & Wood LLP (included as part of Exhibit 5.2).
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").*
24.2 Power of Attorney of Robert P. Seass

* Previously Filed

Item 9.  Undertakings.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (ii) does not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 18th day of February, 1997.

                              DEAN WITTER, DISCOVER & CO.

                              By: /s/ Ronald T. Carman
                                  --------------------------
                                   Ronald T. Carman
                                   Senior Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities indicated on this 18th day of February, 1997.

               SIGNATURES                                TITLE
               ----------                                -----

                   *                          Chairman of the Board, Chief
        -----------------------              Executive Officer and Director
           Philip J. Purcell                 (Principal Executive Officer)

                   *                       Executive Vice President and Chief
        -----------------------               Financial Officer (Principal
          Thomas C. Schneider                      Financial Officer)

                   *                           Senior Vice President and
        -----------------------             Controller (Principal Accounting
            Robert P. Seass                             Officer)

                                                        Director
        -----------------------
         Nancy Kassebaum Baker

                   *                                    Director
        -----------------------
           Edward A. Brennan

                   *                                    Director
        -----------------------
         Alfred C. DeCrane, Jr.

                   *                                    Director
        -----------------------
           Robert M. Gardiner

                   *                                    Director
        -----------------------
            C. Robert Kidder

                                                        Director
        -----------------------
             Miles L. Marsh

                                                        Director
        -----------------------
            Michael A. Miles

                   *                                    Director
        -----------------------
            Sybil C. Mobley

                   *                                    Director
        -----------------------
        Clarence B. Rogers, Jr.



*By: /s/ Ronald T. Carman
     --------------------
     Ronald T. Carman
     Attorney in Fact



                                EXHIBIT INDEX


Exhibit
Number
-------
4.1  Dean Witter Reynolds Inc. Branch Manager Compensation Plan.*
4.2 Rights Agreement, dated as of April 25, 1995, between Dean Witter, Discover & Co. and Chemical Bank, as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate, incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 26, 1995.
5.1  Opinion of Brown & Wood LLP.*
5.2  Additional Opinion of Brown & Wood LLP.
15.1 Letter of awareness from Deloitte & Touche LLP concerning unaudited interim financial information.
23.1 Consent of Deloitte & Touche LLP as to financial statements of the Registrant for the year ended December 31, 1995.
23.2 Consent of Brown & Wood LLP (included as part of Exhibit 5.1).*
23.3 Consent of Brown & Wood LLP (included as part of Exhibit 5.2).
24.1 Power of Attorney (included in Part II of the Registration Statement under the caption "Signatures").*
24.2 Power of Attorney of Robert P. Seass

*Previously Filed